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                                                                    Exhibit 99.7



                      FEDERAL DEPOSIT INSURANCE CORPORATION
                             WASHINGTON, D.C. 20429

                                -----------------





                                    FORM F-3

                                 CURRENT REPORT


                             Under Section 13 of the
                         Securities Exchange Act of 1934


                        FOR THE MONTH OF SEPTEMBER, 1997



                              MEDFORD SAVINGS BANK
                  (Exact name of bank as specified in charter)


                     29 HIGH STREET, MEDFORD, MASSACHUSETTS
                          (Address of principal office)


                                 (617) 395-7700
                 (Bank's telephone number, including area code)
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Item 9 -- Submission of Matters to a Vote of Security Holders

         On September 16, 1997, Medford Savings Bank (the "Bank") held a Special Meeting of Stockholders (the "Meeting"). There were 4,541,077 shares issued, outstanding and eligible to vote as of July 31, 1997. A total of 3,212,259 shares, or 70.74% of the eligible voting shares, were present in person or by proxy at the Meeting.

         At the Meeting, the stockholders voted on the proposal to approve the Plan of Reorganization and Acquisition dated as of July 29, 1997 (the "Plan of Reorganization"), between the Bank and Medford Bancorp, Inc., providing for the formation of a holding company for the Bank, and each of the transactions contemplated thereby. The number of votes cast for or against the proposal, as well as the number of abstentions, is as follows:

FOR:                       3,142,285.013

AGAINST:                   39,770.506

ABSTAIN:                   30,203.877



Item 13 -- Financial Statements and Exhibits

(a)  Financial Statements

     None.

(b)  Exhibits

    7. The description of the proposal in the proxy statement (the "Proxy Statement") with respect to the Meeting, filed with the FDIC on August 5, 1997, is incorporated herein by reference. Moreover, a copy of the Plan of Reorganization described in
                  Item 9 is attached as Exhibit A to the Proxy Statement.

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                                   SIGNATURES


          Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 MEDFORD SAVINGS BANK



Date: September 30, 1997         By:   /s/ Arthur H. Meehan
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                                       Arthur H. Meehan
                                       Chairman, President and Chief Executive
                                       Officer

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